UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 25, 2007 (July 20, 2007)

Anthracite Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-13937	13-3978906
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 810-3333

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information provided in Item 2.03 is incorporated by reference in this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an
Off-Balance Sheet Arrangement of a Registrant.

On July 20, 2007, AHR Capital MS Limited (the "Borrower"), a wholly owned subsidiary of Anthracite Capital, Inc. (the "Company"), Morgan Stanley Mortgage Servicing Ltd, as the security trustee, and Morgan Stanley Bank, as the initial lender and agent, entered into an Amended and Restated Multicurrency Revolving Facility Agreement (the "Amended Facility Agreement"), which amended and restated the original agreement dated February 17, 2006.

The Amended Facility Agreement increases the multicurrency revolving loan facility available to the Borrower to $300 million. The Amended Facility Agreement also allows for borrowings in Japanese Yen.

On July 20, 2007, Anthracite Capital BOFA Funding LLC, as seller ("Seller"), Bank of America, N.A. and Banc of America Mortgage Capital Corporation, as buyers (each a "Buyer" and collectively the "Buyers"), and Bank of America, N.A., as buyer agent ("Buyer Agent"), entered into a Master Repurchase Agreement (including the supplemental terms and conditions set forth in Annex I thereto, the "Repurchase Agreement"). In connection with the Repurchase Agreement, the Company also executed a Guaranty for the benefit of Buyers and Buyer Agent.

Under the Repurchase Agreement, the parties thereto from time to time may enter into transactions in which Seller agrees to transfer to Buyer securities or other assets ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. The maximum facility amount is $200 million. The Repurchase Agreement contains customary affirmative and negative covenants.

The foregoing descriptions of the Amended Facility Agreement, the Repurchase Agreement, including Annex I thereto, and the Guaranty are not complete and are qualified in their entirety by reference to the full text of the agreements which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1

Amended and Restated Multicurrency Revolving Facility Agreement, dated as of July 20, 2007, among AHR Capital MS Limited, as the borrower, Morgan Stanley Mortgage Servicing Ltd, as the security trustee, and Morgan Stanley Bank, as the initial lender and agent

10.2

Master Repurchase Agreement, dated as of July 20, 2007, among Anthracite Capital BOFA Funding LLC, as seller, Bank of America, N.A. and Banc of America Mortgage Capital Corporation, as buyers, and Bank of America, N.A., as buyer agent

10.3

Annex I to Master Repurchase Agreement, dated as of July 20, 2007, among Anthracite Capital BOFA Funding LLC, as seller, Bank of America, N.A. and Banc of America Mortgage Capital Corporation, as buyers, and Bank of America, N.A., as buyer agent

10.4

Guaranty of Anthracite Capital, Inc., dated as of July 20, 2007, for the benefit of Bank of America, N.A. and Banc of America Mortgage Capital Corporation, as buyers, and Bank of America, N.A., as buyer agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTHRACITE CAPITAL, INC.

By:	/s/ James J. Lillis
Name:	James J. Lillis
Title:	Chief Financial Officer and Treasurer

Dated: July 25, 2007